EXHIBIT 10.3
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                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT


           This AMENDMENT NO. 1, dated as of June 28, 2000 (this "Amendment"), amends the Employment Agreement, dated as of February 1, 2000 (the "Agreement"), by and between Joseph J. Kassa ("Executive") and Weiner's Stores, Inc., a Delaware corporation (the "Company").


           WHEREAS, in accordance with Section 9 of the Agreement, the Executive and the Company desire to amend certain terms of the Agreement on the terms and subject to the conditions hereinafter set forth; and


           WHEREAS, this Amendment shall be effective as of the date hereof;


           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereto agree as follows:

                         1. AMENDMENTS TO THE AGREEMENT
                            ---------------------------

           1.1 Definitions. All capitalized terms used in this Amendment and not otherwise defined herein are used herein as defined in the Agreement.

           1.2 Amendment to Section 2. Section 2 of the Agreement is hereby amended to read in its entirety as follows:

                     "2. Duties. During the Term of Employment the Executive shall continue to serve as the Company's Executive Vice President, General Merchandise Manager. As such, the Executive shall direct and manage the affairs of the Company with such duties, functions and responsibilities (including the right to hire and dismiss employees (subject to approval of the Board in the case of corporate officers)) as are customarily associated with and incident to the position of Executive Vice President, General Merchandise Manager, and as the Company may, from time to time, require of him, subject to the direction of the Company's Chief Executive Officer. The Executive shall serve the Company faithfully, conscientiously and to the best of the Executive's ability and shall promote the interests and reputation of the Company. Unless prevented by sickness or disability, the Executive shall devote all of the Executive's time, attention, knowledge, energy and skills, during normal working hours, and at such other times as the Executive's duties may reasonably require, to the duties of the Executive's employment, provided, however, that it shall not be a breach of this Agreement for the Executive to manage his own private financial investments; or with the consent of the Board (which consent shall not be unreasonably withheld) to be a member of the board of directors of other companies which do not compete with the Company, so long as, in either case,


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           such activities do not require the Executive to spend a material amount of time away from his performance of his duties hereunder, do not otherwise interfere with the Executive's performance of his duties hereunder, or otherwise violate this Agreement (including, but not limited to, Section 4 hereof) or the Company's other policies. The principal place of employment of the Executive shall be the principal executive offices of the Company. The Executive acknowledges that in the course of his employment he may be required, from time to time, to travel on behalf of the Company."

           1.3 Amendment to Section 5e(1). Section 5e(1) of the Agreement is hereby amended in its entirety as follows:

                     "(1) The removal from the position of Executive Vice President, General Merchandise Manager of the Company or its successor; or".

           1.4 Amendment to Section 14. The address for notices to the Company contained in Section 14 of the Agreement is hereby amended to read as follows:

                               "Weiner's Stores, Inc.
                               6005 Westview Drive
                               Houston, Texas  77055
                               Attn:  Chief Executive Officer".


                       2. REPRESENTATIONS AND WARRANTIES
                          ------------------------------

           Each party to this Amendment represents and warrants to the other as follows:

           2.1 The execution, delivery and performance by such party of this Amendment and the performance by such party of the Agreement as amended hereby
(i) have been duly authorized by all necessary corporate action, if any, and
(ii) do not and will not contravene its organizational documents, if applicable, or any applicable law. Such party has all requisite corporate or other power and authority to enter into this Amendment and to perform its obligations hereunder and under the Agreement, as amended hereby.

           2.2 This Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of such party, enforceable against such party in accordance with their terms.


                                3. MISCELLANEOUS
                                   -------------

           3.1 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.


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           3.2 Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

           3.3 This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict of laws principles.

           3.4 Except as herein expressly amended, the Agreement and any other documents executed and delivered in connection therewith are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.



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           IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or caused this Amendment to be executed by their officer thereunto duly authorized, as applicable, as of the day and year first above written.



                                 EXECUTIVE:



                                 /s/ Joseph J. Kassa
                                 ----------------------------------------
                                 Joseph J Kassa




                                 WEINER'S STORES, INC.



                                 By: /s/ Raymond J. Miller
                                     ------------------------------------
                                     Raymond J. Miller
                                     President & Chief Executive Officer



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